UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 373-3121

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZBH	New York Stock Exchange
2.425% Notes due 2026	ZBH 26	New York Stock Exchange
1.164% Notes due 2027	ZBH 27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2023, Zimmer Biomet Holdings, Inc. (the “Company”) entered into a new five-year revolving credit agreement and a new 364-day revolving credit agreement, as described below.

The Five-Year Revolving Credit Agreement, dated as of July 7, 2023, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Five-Year Credit Agreement”), is a five-year unsecured revolving facility of $1.5 billion (the “Five-Year Revolving Facility”). The Five-Year Credit Agreement will mature on July 7, 2028, with two one-year extensions exercisable at the Company’s discretion and subject to required lender consent. The Five-Year Credit Agreement also includes an uncommitted incremental feature allowing the Company to request an increase of the facility by an aggregate amount of up to $500.0 million. Borrowings under the Five-Year Revolving Facility will be used for general corporate purposes.

Borrowings under the Five-Year Credit Agreement will bear interest at floating rates, based upon either an adjusted Term secured overnight financing rate (“SOFR”) for the applicable interest period or an alternate base rate, in each case, plus an applicable margin determined by reference to the Company’s senior unsecured long-term debt credit rating. The Company will pay a facility fee on the aggregate amount of the Five-Year Revolving Facility at a rate determined by reference to the Company’s senior unsecured long-term debt credit rating.

The Five-Year Credit Agreement contains customary affirmative and negative covenants and events of default for unsecured financing arrangements, including, among other things, limitations on consolidations, mergers, and sales of assets. The Five-Year Credit Agreement also requires that the Company maintain a consolidated indebtedness to consolidated EBITDA ratio of no greater than 4.5 to 1.0 as of the last day of any period of four consecutive fiscal quarters (with such ratio subject to increase to 5.0 to 1.0 in connection with a qualified material acquisition and certain other restrictions).

On July 7, 2023, the Company borrowed $520.0 million under the Five-Year Credit Agreement, replacing the borrowings outstanding as of such date under the prior five-year credit agreement, which was terminated in connection with the entry into the Five-Year Credit Agreement, as described further below in Item 1.02.

The 364-Day Revolving Credit Agreement, dated as of July 7, 2023, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “364-Day Credit Agreement”), is an unsecured revolving credit facility in the principal amount of $1.0 billion (the “364-Day Revolving Facility”). The 364-Day Credit Agreement will mature on July 5, 2024, and borrowings under the 364-Day Revolving Facility will be used for general corporate purposes.

Borrowings under the 364-Day Credit Agreement will bear interest at floating rates based upon either an adjusted Term SOFR for the applicable interest period or an alternate base rate, in each case, plus an applicable margin determined by reference to the Company’s senior unsecured long-term debt credit rating. The Company will pay a facility fee on the aggregate amount of the 364-Day Revolving Facility at a rate determined by reference to its senior unsecured long-term debt credit rating.

The 364-Day Credit Agreement contains customary affirmative and negative covenants and events of default for an unsecured financing arrangement, including, among other things, limitations on consolidations, mergers and sales of assets. The 364-Day Credit Agreement also requires that the Company maintain a consolidated indebtedness to consolidated EBITDA ratio of no greater than 4.5 to 1.0 as of the last day of any period of four consecutive fiscal quarters (with such ratio subject to increase to 5.0 to 1.0 in connection with a qualified material acquisition and certain other restrictions).

The foregoing descriptions of the Five-Year Credit Agreement and the 364-Day Credit Agreement are qualified in their entirety by reference to the full text of the Five-Year Credit Agreement and the 364-Day Credit Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated herein by reference.

In the ordinary course of business, certain of the lenders under the Five-Year Credit Agreement and/or the 364-Day Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company and its affiliates for which they have received, and may in the future receive, compensation.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the entry into the Five-Year Credit Agreement and the 364-Day Credit Agreement, on July 7, 2023, the Five-Year Revolving Credit Agreement, dated as of August 19, 2022, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “2022 Five-Year Credit Agreement”), and the 364-Day Revolving Credit Agreement, dated as of August 19, 2022, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “2022 364-Day Credit Agreement”) were terminated and are of no further force or effect (except with respect to any obligations and provisions that survive the termination thereof).

There were no borrowings outstanding under the 2022 364-Day Credit Agreement at the time it was terminated. There was $520.0 million in aggregate outstanding borrowings under the 2022 Five-Year Credit Agreement at the time it was terminated, which borrowings were repaid through borrowings on July 7, 2023 in the same amounts and on the same terms under the Five-Year Credit Agreement. Further, all existing letters of credit issued under the 2022 Five-Year Credit Agreement were transitioned to, and now constitute outstanding letters of credit under, the Five-Year Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Five-Year Revolving Credit Agreement, dated as of July 7, 2023, among Zimmer Biomet Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

10.2	364-Day Revolving Credit Agreement, dated as of July 7, 2023, among Zimmer Biomet Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2023

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary